Exhibit 3.1

CODE OF REGULATIONS
OF
TRANSCAT, INC.
(with all amendments through May 5, 2014)

ARTICLE I
MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting.  The annual meeting of shareholders shall be held on such day and at such hour as may be designated by the Board of Directors and specified in the Notice of Meeting.

Section 2. Special Meetings.  Special meetings of the shareholders for any purpose or purposes may be called by the Chief Executive Officer or by order of the Board of Directors and it shall be the duty of the Secretary to call such a meeting upon a request in writing therefor stating the purpose or purposes thereof delivered to the Secretary signed by the holders of record of not less than twenty-five percent (25%) of the shares outstanding and entitled to vote.

Section 3. Place of Meetings.  Meetings of the shareholders may be held at such place within or without the State of Ohio, as the Board of Directors may determine.

Section 4. Notice of Meetings.  Written notice of each annual or special meeting stating the time, place and purposes thereof shall be given by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to notice of the meeting, not less than ten (10) nor more than sixty (60) days before any such meeting.  If mailed or sent by overnight delivery service, the notice shall be sent to the shareholder at the shareholder’s address as it appears on the records of the Corporation.  If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions.  Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

Section 5. Quorum.  At all meetings of shareholders the holders of record of a majority of the issued and outstanding voting shares of the Corporation, present in person or by proxy, shall constitute a quorum for the transaction of business.  In the absence of a quorum, the holders of a majority of the voting shares present or represented may adjourn the meeting by resolution to a date and place fixed therein, and no further notice thereof shall be required.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Proxies.  Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy or proxies appointed by an instrument in writing, signed by the shareholder or by a verifiable communication authorized by the shareholder (e.g. electronic mail, facsimile or other transmission) and submitted to the Secretary at or before such meeting.

ARTICLE II
BOARD OF DIRECTORS

Section 1. Number.  The number of directors shall be not less than three (3) nor more than twelve (12) as may be fixed, from time to time, by resolution duly adopted by a majority of the shares which are represented at any annual meeting or special meeting called for that purpose provided a quorum is present.  No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 2. Election and Classification.  The election of directors shall be held at the annual meeting of the shareholders or at a special meeting called for that purpose.  The directors shall be classified with respect to the terms for which they shall hold office by dividing them into three classes, each consisting of one-third of the whole number of the Board of Directors, or, if such number shall not be a multiple of three, then such division shall be as nearly equal as the total number of directors will permit.  The term of office of the first class shall expire at the first annual meeting of the Corporation subsequent to their election, the term of office of the second class shall expire at the second annual meeting subsequent to their election, and the term of office of the third class shall expire at the third annual meeting subsequent to their election.  At the first annual meeting at which directors are classified, each person shall be nominated as a director to the first, second or third class and no person shall be nominated as a candidate for more than one class.  At each annual meeting after the election of the classified Board, directors shall be elected for a term of three years to replace those whose terms expire.  If, at any time the number of directors is increased or decreased, the increase or decrease shall be apportioned among the classes as to make all classes as nearly equal in number as possible.  In the event of a decrease, one or more directors shall be reclassified by vote of a majority of the Board if such action is required to balance the classes of directors, even though this may have the effect of shortening the term of office to which such director was elected by the shareholders.  Any vacancy created in the Board of Directors may be filled by the majority vote of the remaining directors.  Any person so elected to fill a vacancy shall serve for the unexpired term of that director whose vacancy is being filled.

Section 3. Removal.  All of the directors of a particular class, or any individual director may be removed from office without assigning any cause, by the vote of the holders of seventy-five percent (75%) of the outstanding shares entitled to vote thereon at any meeting of shareholders called for that purpose.  In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.  Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the Board.

Section 4. Place of Meetings.  The Board of Directors shall hold its meetings at such places within or without the State of Ohio as it may determine.

Section 5. Regular Meetings.  The Board of Directors by resolution may establish regular periodic meetings and notice of such meetings need not be given.

Section 6. Special Meetings.  Special meetings of the Board of Directors shall be called by the Secretary whenever ordered by the Board of Directors or requested in writing by the Chief Executive Officer, the Chairman of the Board or any two other directors.  Such meetings shall be held at the principal office of the Corporation except as otherwise specified in the notice.  Notice of each special meeting shall be mailed to each director, addressed to the director’s residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to such address by personal delivery or any other means of communication authorized by the director (e.g. electronic mail, facsimile or other transmission) not later than one (1) day before the day on which the meeting is to be held.

Section 7. Quorum and Action.  A majority of the members of the Board of Directors then in office shall constitute a quorum at all meetings of the Board.  In the absence of a quorum, a majority of the members present may adjourn the meeting until a quorum is present, and no notice of any such adjournment need be given.  The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board.

Section 8. Compensation.  The Board of Directors may, irrespective of any financial or personal interest of any of them, establish reasonable compensation for services to the Corporation by directors (including annual retainers and meeting attendance fees) and officers.  The Board of Directors may delegate this authority to a committee of the Board.  The Board of Directors may also reimburse directors for travel and other expenses incidental to their attendance at Board and committee meetings.

ARTICLE III
EXECUTIVE AND OTHER COMMITTEES

Section 1. How Constituted and the Powers Thereof.  The Board of Directors by the vote of a majority of the entire Board, may designate three or more directors to constitute an Executive Committee, who shall serve at the pleasure of the Board of Directors.  Except as otherwise provided by law, by these Regulations or by resolution adopted by a majority of the  full Board of Directors, the Executive Committee shall possess and may exercise during the intervals between the meetings of the Board, all of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation.

Section 2. Organization, etc.  The Executive Committee shall choose its own Chairman and its Secretary and may adopt rules for its procedure.  The Committee shall keep a record of its acts and proceedings and report the same to the Board of Directors.

Section 3. Meetings.  Meetings of the Executive Committee may be called by the Chairman of the Committee and shall be called by the Chairman at the request of any member of the Committee, or such meetings may be called by any member if there shall be no Chairman.  Notice of each meeting of the Committee shall be sent to each member of the Committee by mail at least two (2) days before the day on which the meeting is to be held, or shall be given personally or by any other means of communication (e.g. electronic mail, facsimile or other transmission) no later than one (1) day before the day on which the meeting is to be held.  Notice of any meeting may be waived before or after the meeting.

Section 4. Quorum and Action.  A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at the meeting at which a quorum is present shall be the act of the Executive Committee.

Section 5. Removal.  Any member of the Executive Committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 6. Vacancies.  Any vacancy in the Executive Committee shall be filled by the Board of Directors.

Section 7. Other Committees.  The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure.  Each Committee shall have such powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board of Directors.

ARTICLE IV
OFFICES AND OFFICERS

Section 1. Officers .  The Board of Directors shall elect Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer, and at its discretion, a Chairman of the Board, who shall be a director.  Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or otherwise to be executed, acknowledged, or verified by two or more officers.  The Board of Directors may appoint such other officers or assistant officers as it may determine.

Section 2. Election and Term of Office.  All of the officers of the Corporation as set forth in Section 1 of this Article IV shall be appointed  by the Board of Directors at such time as the Board may determine  and each officer shall hold office until such officer’s successor  has been duly chosen and  has qualified, or until  the officer resigns or  is removed.

Section 3. Vacancies.  If any vacancy shall occur in any office of the Corporation, such vacancy shall be filled by the Board of Directors.

ARTICLE V
DUTIES OF OFFICERS

Section 1. Chairman of the Board.  The Chairman of the Board, if one is appointed, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 2.  Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general direction of its business, affairs and property and over its several officers.  He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if a Chairman has not been appointed, shall also preside at meetings of the Board of Directors.  He shall see that all orders and resolutions of the Board of Directors are carried into effect, and he shall have the power to execute in the name of the Corporation all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and in general, he shall perform all duties incident to the office of a  chief executive officer of a corporation, and such other duties as from time to time may be assigned to the Chief Executive Officer by the Board of Directors.  He shall be ex officio a member of all committees.  He shall report to the Board of Directors all matters within his knowledge which the interest of the Corporation may require be brought to their notice.

Section 3.  President.  The President of the Corporation, under the direction of the Chief Executive Officer, shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe, and shall perform such other duties as may be prescribed in these Regulations.  In case of the absence or inability of the Chief Executive Officer to act, then the President shall have the powers and discharge the duties of the Chief Executive Officer.

Section 4. Chief Operating Officer.  The Chief Operating Officer of the Corporation, under the direction of the Chief Executive Officer, shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe, and shall perform such other duties as may be prescribed in these Regulations.

Section 5. Chief Financial Officer.  The Chief Financial Officer of the Corporation, under the direction of the Chief Executive Officer, shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe, and shall perform such other duties as may be prescribed in these Regulations.

Section 6. Secretary.  The Secretary shall attend all meetings of the shareholders of the Corporation and of its Board of Directors and shall keep the minutes of all such meetings in a book or books kept for that purpose.   The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, he shall affix such seal to any instrument requiring it.  In the absence of a Transfer Agent or a Registrar, the Secretary shall have charge of the stock certificate books and the Secretary shall have charge of such other books and papers as the Board of Directors may direct.  He shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 7. Assistant Secretary.  In the absence or disability of the Secretary, an Assistant Secretary, designated by the Board of Directors, shall perform the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.  The Assistant Secretary shall also perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the  Chief Executive Officer.

Section 8. Treasurer.  The Treasurer shall establish and execute programs for the provision of the capital required by the Corporation including negotiating the procurement of capital and maintaining the required financial arrangements.   The Treasurer shall maintain adequate sources for the Corporation's current borrowings from commercial banks and other lending institutions and shall maintain banking arrangements to receive, have custody of and disburse the Corporation's monies and securities.  The Treasurer shall invest the Corporation's funds as required, establish and coordinate policies for investment in pension and other similar trusts, and provide insurance coverage as required.  The Treasurer shall direct the granting of credit and the collection of accounts due the Corporation, including the supervision of required special arrangements for financing sales such as time payment and leasing plans and shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 9. Assistant Treasurer.  In the absence of or disability of the Treasurer,  an Assistant Treasurer designated by the Board of Directors, shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Treasurer.   The Assistant Treasurer shall also perform such other duties as from time to time may be assigned to  him or her by the Board of Directors or the  Chief Executive Officer.

ARTICLE VI
INDEMNIFICATION

Section 1. Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Ohio law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article VI with respect to proceedings to enforce rights to indemnification or to advancement of expenses, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The rights conferred by this Article VI shall be contract rights, which shall not be abrogated by any amendment or repeal of this Article VI with respect to events occurring prior to such amendment or repeal.

Section 2. Advancement of Expenses.  The right to indemnification conferred by Section 1 of this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding as they are incurred in advance of final disposition of such proceeding (hereinafter an "advancement of expenses"); provided, however, that such advancement of expenses shall be made only upon delivery to the Corporation of the appropriate undertaking, if any, required by the General Corporation Law of Ohio (hereinafter an "undertaking"), made by or on behalf of such indemnitee, to repay such amounts; and provided further that a determination that the indemnitee must repay such amounts pursuant to the terms of an undertaking may be made only by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication").

Section 3. Suit by Indemnitee to Enforce Rights to Indemnification or by the Corporation to Recover an Advancement of Expenses.  If a claim under this Article VI is not paid in full by the Corporation within sixty days after a written demand therefor has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If he is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In any suit brought by an indemnitee to enforce a right to indemnification hereunder (other than a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee is not entitled to indemnification under Section 1 of this Article VI.  In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, pursuant to the terms of the undertaking, the indemnitee must repay such advancement of expenses.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or shareholders) to have made a determination prior to the commencement of such suit that the indemnitee is entitled to indemnification under Section 1 of this Article VI or that the indemnitee is not required to repay an advancement of expenses pursuant to the terms of an undertaking, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or shareholders) that the indemnitee is not entitled to indemnification under Section 1 of this Article VI or that the indemnitee must repay an advancement of expenses pursuant to the terms of an undertaking, shall (a) create a presumption that the indemnitee is not entitled to indemnification under Section 1 of this Article VI or that the indemnitee must repay an advancement of expenses pursuant to the terms of an undertaking, or (b) in the case of a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the indemnitee is not entitled to such indemnification or to such advancement of expenses, under this Article VI or otherwise, shall be on the Corporation.  In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden or proving that the indemnitee must repay such advancement of expenses pursuant to the terms of such undertaking shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred by this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, these Regulations, any agreement, any vote of shareholders or of disinterested directors, or otherwise.

Section 5. Insurance.  The Corporation may purchase and maintain insurance or furnish similar protection, including without limitation trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article VI or applicable law.  Such insurance may be purchased or maintained with a person or entity in which the Corporation has a financial interest.

Section 6. Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board of Directors in the specific case, grant to any employee or agent of the Corporation rights to indemnification and advancement of expenses to such extent as the Board of Directors may so determine, up to and including the fullest extent of the provisions of this Article VI pertaining to indemnification of and advancement of expenses to directors and officers of the Corporation.

Section 7. Retroactive Application.  This Article VI shall, to the fullest extent permitted by law, be applied retroactively to events occurring prior to the adoption of this Article VI.

ARTICLE VII
CERTIFICATES FOR SHARES

Section 1. Issue of Certificates.  The shares of capital stock of the Corporation may be represented by certificates or they may be uncertificated.  If the shares are to be represented by certificates, then the Board of directors shall provide for the issue and transfer of the certificates of capital stock of the Corporation, and shall prescribe the form of such certificates.  Every owner of stock of the Corporation shall be entitled to a certificate of stock which shall be under the seal of the Corporation (which seal may be a facsimile, engraved or printed), specifying the number of shares owned by such owner, and which certificate shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation.  Said signatures may, wherever permitted by law, be facsimile, engraved or printed.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.  Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2. Transfer Agents and Registrars.  The Corporation may have one or more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, prescribe.  If the Corporation shall have a Transfer Agent, no certificate of stock shall be valid until countersigned by such Transfer Agent, and if the Corporation shall have a Registrar, until registered by the Registrar.  The duties of the Transfer Agent and Registrar may be combined.

Section 3. Transfer of Shares.  The shares of the Corporation shall be transferable only upon it books and by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Board of Directors may designate for such purpose, and new certificates shall thereupon be issued.

Section 4. Addresses of Shareholders.  Every shareholder shall furnish the Transfer Agent, or in the absence of a Transfer Agent, the Registrar, or in the absence of a Transfer Agent and a Registrar, the Secretary, with an address at or to which notices of meetings and all other notices may be served upon or  sent to  such shareholder.

Section 5. Closing of the Transfer Books; Record Date.  The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days and not less than ten (10) days prior to the date of any meeting of shareholders; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding sixty (60) days and not less than ten (10) days prior to the date of any such meeting as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting.

The Board of Directors shall also have the power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date fixed for the payment of any dividend or the making of any distribution or for the delivery of any evidence of right or evidence of interest; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any such dividend or the making of any such distribution or for the delivery of any such evidence of right or interest as a record time for the determination of the shareholders entitled to receive any such dividend, distribution or evidence of right or interest, and in such case only shareholders of record at the time so fixed shall be entitled to receive such dividend, distribution or evidence of right or interest.

In no event shall the Board of Directors fix a record date for any purpose which shall be a date earlier than the date on which the record date is fixed.

Section 6. Lost, Stolen and Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost, stolen or destroyed; but the Board of Directors when authorizing such issue of a new certificate or certificates, may in its discretion require the owner of the stock represented by the certificate so lost, stolen or destroyed or  the shareholder’s legal representative to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors of the ownership of the stock represented by such certificate alleged to have been lost, stolen or destroyed and the facts which tend to prove its loss, theft or destruction.  The Board of Directors may also require such person to execute and deliver to the Corporation a bond, with or without sureties, in such sum as the Board of Directors may direct, indemnifying the Corporation against any claim that may be made against it by reason of the issue of such new certificate.  The Board of Directors, however, may in its discretion, refuse to issue any such new certificate, except pursuant to court order.

ARTICLE VIII
AMENDMENTS

This Code of Regulations may be amended, at any meeting of shareholders called for that purpose, by the affirmative votes of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or by the board of directors, except that Article II, Sections 1, 2 and 3, and this Article  III may not be amended or repealed without the affirmative vote or consent in writing of the holders of record of shares entitling them to exercise seventy-five percent (75%) of the shares entitled to vote or consent to such proposal.

ARTICLE IX
FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, a state or federal court located within Monroe County in the State of New York shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (3) any action asserting a claim arising pursuant to any provision of the Ohio General Corporation Law, the Articles of Incorporation or the Code of Regulations of the Corporation, or (4) any action asserting a claim governed by the internal affairs doctrine.